                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [ ]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                         Anadarko Petroleum Corporation
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                [Anadarko LOGO]
                                 P. O. BOX 1330
                           HOUSTON, TEXAS 77251-1330

March 26, 2001

To THE STOCKHOLDERS:

     You are cordially invited to attend the Annual Meeting of Stockholders of the Company. The meeting will be held in The Wyndham Hotel, Greenspoint, 12400 Greenspoint Drive, Houston, Texas, on Thursday, April 26, 2001, at 9:30 a.m.
(CDT).

     The attached Notice of the Annual Meeting and Proxy Statement provide information concerning the matters to be considered at the meeting. In addition, the general operations of the Company will be discussed and stockholders will be afforded the opportunity to ask questions.

     We value your opinions and encourage you to participate in this year's Annual Meeting by voting your proxy. You may vote either by Internet or telephone using the instructions on the proxy card or by signing your proxy card and returning it in the enclosed envelope.

                                            Very truly yours,

                                            /s/ ROBERT J. ALLISON, JR.
                                            ROBERT J. ALLISON, JR.
                                            Chairman and Chief Executive Officer

                                [Anadarko LOGO]
                                 P. O. BOX 1330
                           HOUSTON, TEXAS 77251-1330

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The Annual Meeting of Stockholders of Anadarko Petroleum Corporation will be held in The Wyndham Hotel, Greenspoint, 12400 Greenspoint Drive, Houston, Texas, on Thursday, April 26, 2001, at 9:30 a.m. (CDT) for the purpose of:

        (1) Electing four directors; and

        (2) Transacting any other business as may properly be brought before the meeting and any adjournments or postponements thereof.

RECORD DATE

     March 1, 2001, has been fixed as the record date. If you are a record holder of Common Stock at the close of business on the record date, you are entitled to receive notice of and to vote at the Annual Meeting.

     Please take the time to vote by following the Internet or telephone voting instructions on the enclosed proxy card or by completing and mailing the proxy card. A postage-prepaid envelope has been provided for your convenience if you wish to vote by mail. You may revoke your proxy at any time before the vote is taken by sending to the Corporate Secretary of Anadarko a proxy with a later date or voting again by Internet or telephone. Alternatively, you may revoke your proxy by delivering to the Corporate Secretary of Anadarko a written revocation prior to the Annual Meeting or by voting in person at the Annual Meeting.

REGARDLESS OF THE NUMBER OF ANADARKO COMMON SHARES YOU HOLD, YOUR VOTE IS VERY IMPORTANT.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ SUZANNE SUTTER
                                            SUZANNE SUTER
                                            Corporate Secretary

Dated: March 26, 2001
Houston, Texas

                                [Anadarko LOGO]
                                 P. O. BOX 1330
                           HOUSTON, TEXAS 77251-1330

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 26, 2001

     YOUR VOTE IS VERY IMPORTANT. Please take the time to vote by following the Internet or telephone voting instructions on the enclosed proxy card or by completing and mailing the proxy card. A postage-prepaid envelope has been provided for your convenience if you wish to vote by mail.

     If you vote by mail and your proxy card is returned unsigned, your vote cannot be counted. If you vote by mail and the returned proxy card is signed and dated without indicating how you want to vote, your proxy will be voted as recommended by the Board of Directors.

REVOKING YOUR PROXY

     You may revoke your proxy at any time prior to the meeting by:

     - sending a written statement to the Corporate Secretary of the Company;

     - submitting a valid proxy with a later date either by Internet, by telephone or in writing; or

     - voting in person at the Annual Meeting.

VOTE REQUIRED AND METHOD OF COUNTING VOTES

     Number of Shares Outstanding. At the close of business on the record date, March 1, 2001, there were 251,518,637 shares of Common Stock outstanding which are entitled to vote at the meeting.

     Quorum. A quorum is present if at least a majority of the outstanding shares of Common Stock on the record date are present in person or by proxy.

     Vote Required. A director is elected if the number of votes cast for the director exceeds the number of votes cast against the director.

                          ANADARKO BOARD OF DIRECTORS

STRUCTURE

     The Board is divided into three classes of directors for purposes of election. One class of directors is elected at each Annual Meeting of stockholders to serve for a three-year term.

     At the 2001 meeting, the terms of four directors are expiring. Each director elected at this Annual Meeting will hold office until the expiration of his term in 2004. Those directors not up for election this year will continue in office for the remainder of their terms.

     If a nominee is unavailable for election, the proxies will be voted for the election of another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the meeting.

ITEM 1 -- ELECTION OF DIRECTORS

DIRECTORS NOMINATED THIS YEAR FOR TERMS EXPIRING IN 2004

     Larry Barcus (63) -- Mr. Barcus is Chairman of L. G. Barcus and Sons, Inc., Kansas City, Kansas, a general contractor. Mr. Barcus has been a director of the Company since 1986.

     James L. Bryan (65) -- Mr. Bryan has been Executive Vice President of Newpark Drilling Fluids since 1999. Newpark Drilling Fluids is an oilfield services firm headquartered in Houston, Texas. He retired as Senior Vice President of Dresser Industries, Inc. in 1998. He had been a Vice President of Dresser since 1990. Mr. Bryan has been a director of the Company since 1986.

     George Lindahl III (55) -- Mr. Lindahl was elected Vice Chairman of the Board of the Company in 2000. He had been Chairman, President and Chief Executive Officer of Union Pacific Resources Group Inc. ("UPRG") from July 1999 until the Anadarko/UPRG merger transaction. Mr. Lindahl was President and Chief Operating Officer of UPRG from 1996 until 1999. Mr. Lindahl was elected as a director of the Company in July 2000.

     Jeff D. Sandefer (40) -- Mr. Sandefer is President of Sandefer Capital Partners, L.P., an oil and gas investment firm with offices in Austin, Texas. He has held that position since 1995. Mr. Sandefer also serves on the faculty of the University of Texas Graduate School of Business. Mr. Sandefer was elected as a director of the Company in July 2000. He had been a director of UPRG prior to the merger in 2000.

DIRECTORS UP FOR ELECTION IN 2002

     Ronald Brown (68) -- Mr. Brown resides in Rancho Santa Fe, California. He retired as a bank executive in 1992. Mr. Brown has been a director of the Company since 1986.

     John R. Butler, Jr. (62) -- Mr. Butler has been Chairman of J. R. Butler and Company, a reservoir engineering company in Houston, Texas, since 1976. He is also currently a board member and former Chairman, President and CEO of the Houston Advanced Research Center, a 501(c)(3) corporation. He was Chairman and Chief Executive Officer of GeoQuest International Holdings, Inc., Senior Chairman of Petroleum Information Corp. and Vice Chairman of Petroleum Information/Dwights, L.L.C. until 1997. Mr. Butler has been a director of the Company since 1996. He is currently on the Board of Directors of Kelman Technology, Inc. of Calgary, Alberta, Canada, a Toronto Stock Exchange company. He is also Chairman of the Society of Exploration Geophysicists (SEG) Foundation.

     Preston M. Geren III (49) -- Mr. Geren has been an Attorney in Fort Worth, Texas since 1998. From January 1997 through August 1997, he was a public policy consultant for Public Strategies, Inc. He was a Congressman for the Texas Twelfth Congressional District from 1989 to 1997. He had been a director of UPRG since 1997 until the merger in 2000. He was elected as a director of the Company in July 2000. Mr. Geren is also a director of the Texas New Mexico Power Co.

     John R. Gordon (53) -- Mr. Gordon is Senior Managing Director of Deltec Asset Management LLC, a New York limited liability company. He had been President of Deltec Asset Management Corporation since 1988 before it was converted into a limited liability company. Deltec Asset Management's executive office is in New York, New York. Mr. Gordon has been a director of the Company since 1988.

     Lawrence M. Jones (69) -- Mr. Jones retired as Chairman and Chief Executive Officer of The Coleman Company, Inc., a manufacturer of home and recreational products in Wichita, Kansas, in 1994. He had been a director of UPRG from 1995 until the merger. He was elected as a director of the Company in July 2000.

DIRECTORS UP FOR ELECTION IN 2003

     Conrad P. Albert (55) -- Mr. Albert resides in Bedford, New York and is engaged in private investments. Mr. Albert was a director of Deep Tech International until August 1998. He has been a director of the Company since 1986.

     Robert J. Allison, Jr. (62) -- Mr. Allison has been Chairman of the Board and Chief Executive Officer of the Company since October 1986. Mr. Allison has been a director of the Company since 1985. He was elected as a director of Freeport McMoran Copper and Gold Inc. located in New Orleans, Louisiana in February 2001.

     John W. Poduska, Sr. (63) -- Mr. Poduska has been Chairman of Advanced Visual Systems, Inc., a provider of visualization software in Boston, Massachusetts, since 1992. He had been a director of UPRG from 1995 until the merger. He was elected as a director of the Company in July 2000. He is also a director of Cambridge Technology Partners (Massachusetts), Inc., Safeguard Scientific, Inc., XLVision, Inc., and MultiGen, Inc.

     John N. Seitz (50) -- Mr. Seitz was elected President and Chief Operating Officer of the Company in 1999. He was named Executive Vice President, Exploration and Production of the Company in 1997. He was elected Senior Vice President, Exploration in 1995. He has worked for the Company since 1977. Mr. Seitz has been a director of the Company since 1997.

BOARD MEETINGS AND COMMITTEES

     During 2000, the Board met seven times. The Board also has an Executive Committee that may take action with respect to the conduct of the business of the Company between Board meetings. The Executive Committee did not meet in 2000. During 2000, each incumbent director of the Company attended at least 75% of all of the meetings of the Board during the time he was a director.

     The Board has an Audit Committee and Compensation and Benefits Committee. Membership on these two committees is limited to non-employee directors.

     Audit Committee. Messrs. Albert, Barcus, Butler, Jones and Sandefer are members of the Audit Committee. The Audit Committee met five times in 2000. Each member attended all of the committee meetings during the time he was on the committee. See Attachment A for a copy of the Audit Committee charter.

     Compensation and Benefits Committee. The Compensation and Benefits Committee met six times in 2000. Messrs. Brown, Bryan, Geren, Gordon and Poduska are members of the Compensation and Benefits Committee. Each member attended all of the committee meetings during the time he was on the committee. The primary responsibilities of the Compensation and Benefits Committee are establishing and administrating director and executive compensation and benefit programs. The Committee also has general oversight responsibilities of the Company's qualified benefit plans.

DIRECTOR COMPENSATION

     Directors who are not employees of Anadarko receive compensation for Board and committee service. Directors who are employees of Anadarko receive no compensation for their service on the Board. The principal components of director compensation, which a director may elect to receive in cash, Common Stock or a combination of both, are as follows:

          1. an annual Board retainer of $40,000;

          2. a fee of $1,250 for each Board or committee meeting attended, plus expenses related to attendance;

          3. an annual committee membership retainer of $3,000; and,

          4. an additional annual committee retainer of $3,000 for serving as committee chair.

     1998 Director Stock Plan. Under this plan, the directors may grant stock-based awards to non-employee directors. On July 31, 2000, the directors granted each non-employee director an option to purchase 5,000 shares of Common Stock. The option price is the fair market value on the date of grant. The options will vest 50% one year from the date of grant and the remaining 50% two years from the date of grant. The options granted will expire 10 years from the date of grant.

     Phantom Stock Units. In February 2001, each current non-employee director received phantom stock units equal to $14,500 to be held until the director terminates service from the Board. The phantom stock units will accrue dividend equivalents until the director terminates. Directors may receive additional phantom stock units in future years.

                                STOCK OWNERSHIP

     The information provided below summarizes the beneficial ownership of officers and directors of the Company and owners of more than 5% of outstanding Common Stock. In general, "beneficial ownership" includes those shares of Common Stock someone has the power to vote, sell or acquire within 60 days. It includes Common Stock that is held directly and also shares held indirectly through a relationship, a position as a trustee or under a contract or understanding.

DIRECTORS AND EXECUTIVE OFFICERS

     On March 1, 2001, the directors and executive officers of Anadarko beneficially owned, in the aggregate, 5,517,756 shares of Anadarko Common Stock (approximately 2% of the outstanding shares entitled to vote). No director, nominee for director or officer of the Company owns or has the right to acquire more than 1% of the outstanding Common Stock.

                                                  AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                                ---------------------------------------------
                                                                       SHARES
                                                 NUMBER OF SHARES    EXERCISABLE     TOTAL
                                                   BENEFICIALLY        WITHIN      BENEFICIAL   PERCENT
NAME OF BENEFICIAL OWNER                             OWNED(1)          60 DAYS     OWNERSHIP    OF CLASS
------------------------                        ------------------   -----------   ----------   --------
Robert J. Allison, Jr. .......................        632,055           762,500    1,397,555       *
John N. Seitz.................................        189,118           558,000      747,118       *
George Lindahl III............................        213,030           334,705      547,735       *
Michael E. Rose...............................         73,749                 0       73,749(2)    *
Charles G. Manley.............................        100,090           186,000      286,090       *
Conrad P. Albert..............................         45,000            50,000       95,000(3)    *
Larry Barcus..................................         25,000            80,000      105,000       *
Ronald Brown..................................          7,444            75,000       82,444(4)    *
James L. Bryan................................         16,947            80,000       96,947       *
John R. Butler, Jr. ..........................         19,859            40,000       59,947       *
Preston M. Geren III..........................          5,635            25,799       31,434       *
John R. Gordon................................         35,014            80,000      115,014       *
Lawrence M. Jones.............................          2,772             2,139        4,911       *
John W. Poduska, Sr. .........................         13,833            33,762       47,595       *
Jeff D. Sandefer..............................              0                 0            0       *
All directors and executive officers as a
  group, (31 persons).........................      1,993,756         3,524,000    5,517,756       2%

---------------

 *  Less than one percent.

(1) This number does not include shares of Common Stock which the directors or officers of the Company have the right to acquire within 60 days of February 26, 2001.

(2) Includes shares held in his wife's name.

(3) Mr. Albert disclaims beneficial ownership of the 11,573 shares held in his wife's name and his children's names.

(4) Mr. Brown disclaims beneficial ownership of the 100 shares held in his wife's name.

OWNERS OF MORE THAN FIVE PERCENT OF ANADARKO STOCK

     The following table shows, as of March 1, 2001, the beneficial owners of more than 5% of Anadarko Common Stock. This information is based on a report (Schedule 13G) filed with the Securities and Exchange Commission by the firm listed below. If you wish, you may obtain copies of this report from the SEC.

                                                                           AMOUNT AND
                                                                           NATURE OF
                                             NAME AND ADDRESS OF           BENEFICIAL   PERCENT
TITLE OF CLASS                                BENEFICIAL OWNER             OWNERSHIP    OF CLASS
--------------                               -------------------           ----------   --------
Common Stock.......................  Janus Capital Corporation             17,204,074    6.8%
                                     100 Fillmore Street
                                     Denver, Colorado 80206-4923

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 3, 4 and 5 furnished to the Company during and with respect to its most recently completed fiscal year, the Company believes that all transactions by reporting persons during 2000 and 1999 were reported on a timely basis except for those disclosed in this report. During 2000, Form 4s on behalf of Messrs. Butler, Gordon and Taylor were filed late. In 1999, Form 4s were filed late for Messrs. Alman and Cochran.

                             AUDIT COMMITTEE REPORT

     The following report of the audit committee of Anadarko Petroleum Corporation (the "Company") shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

     The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of five directors, each of whom is independent as defined by the New York Stock Exchange listing standards. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Attachment A.

     Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2000, financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee discussed with the independent accountants that firm's independence. The Company paid the following fees to the independent accountants for the audit of the consolidated financial statements and for other services provided in the year ended December 31, 2000.

Annual Audit Fees........................................  $1,117,000
All Other Fees...........................................  $3,354,000
Total Fees...............................................  $4,471,000

     Fees for services other than the annual audit were primarily related to the business integration consulting and other advisory fees associated with the merger with UPRG. The Audit committee has concluded that the provision of non-audit services is compatible with maintaining the accountants' independence.

     Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the Securities and Exchange Commission.

         THE AUDIT COMMITTEE
         Larry Barcus, Chairman
         Conrad P. Albert
         John R. Butler, Jr.
         Lawrence M. Jones
         Jeff D. Sandefer

                   COMPENSATION AND BENEFITS COMMITTEE REPORT
                         ON 2000 EXECUTIVE COMPENSATION

     The Compensation Committee, listed on page 3, is responsible for establishing and administering the executive compensation programs of the Company. This report describes the compensation decisions made by the Compensation Committee during 2000 with respect to Anadarko's executive officers.

COMPENSATION PHILOSOPHY OF THE COMPANY

     Anadarko's executive compensation programs consist primarily of base salary, performance-based annual bonus and long-term stock incentive plans which the Company considers essential to attract, retain and reward key personnel. Collectively, these programs are designed to promote the strategic objectives that are critical to the long-term success of the Company.

     The Compensation Committee utilizes an outside compensation consultant to review executive compensation and benefit programs as well as total compensation levels provided to executive officers. Anadarko's compensation programs provide executives the opportunity to earn compensation levels within the top quartile of a select peer group of oil and gas companies, to the extent that Company and executive performance on a combined and individual basis so warrants. The peer group consists of energy companies similar in business operations to Anadarko. Most of these energy companies are also included in the Dow Jones Oil-Secondary index used for stock price performance comparison on the Performance Graph. The Dow Jones Oil-Secondary index is comprised of specific energy companies representing most facets of the industry including independent oil and gas companies as well as those having integrated operations. Not all companies included in the index are considered comparable to Anadarko with respect to analyzing executive compensation and benefit levels. This index does, however, provide a meaningful comparison of total stockholder return against a consistent representation of oil and gas companies with whom Anadarko competes for investment dollars.

     In designing the Company's compensation programs, the Compensation Committee's primary consideration is Anadarko's achievement of strategic business goals that serve to enhance shareholder value. Consideration is also given to competitive practice, market economics and other factors. Section 162(m) of the Internal Revenue Code, as amended (the "Code"), limits a company's ability to deduct compensation paid in excess of $1 million during any fiscal year to the Chief Executive Officer and the next four highest paid officers, unless the compensation meets shareholder approved performance-based requirements. The Annual Incentive Bonus Plan (the "Incentive Plan") and the 1999 Stock Incentive Plan (the "Stock Incentive Plan") satisfy the performance-based requirements under Section 162(m). The Compensation Committee is committed to making awards that qualify as deductible compensation under
Section 162(m) of the Code whenever possible. However, where granting awards is consistent with the strategic goals of the Company, the Compensation Committee reserves the right to make awards that are non-deductible when it believes it is in the best interest of the Company. In 2000, in recognition of the results associated with the merger of Anadarko and UPRG, the Committee elected to make some bonus awards that were non-deductible.

BASE SALARY

     Anadarko structures its compensation programs to match pay with performance. Individual base salaries are determined based on a subjective evaluation considering peer-company market data, the executive's performance and the length of time the executive has been in the position. Base compensation is reviewed annually by the Compensation Committee and adjusted accordingly to reflect each executive officer's contribution to the performance of the Company.

     Following the successful closing of the Anadarko/UPRG merger, the Compensation Committee requested the outside compensation consultant to conduct a competitive market review of executive salaries within specified energy companies reflective of Anadarko's post-merger size. Based on the data presented by the consultant, the Compensation Committee elected to increase the base salaries of the executive officers, including Mr. Allison, whose base salary was adjusted to $1,300,000. Mr. Allison's last base salary increase was in January 1997.

ANNUAL INCENTIVE BONUS

     The Incentive Plan puts a significant portion of total compensation at risk by linking potential annual compensation to the Company's achievement of specific performance goals. These goals are established by the Compensation Committee at the beginning of each calendar year and for 2000 included:

          (1) Operational criteria including comparisons of Anadarko's five-year worldwide reserve replacement measured against an internal objective and Anadarko's five-year worldwide cost of finding measured against industry five-year worldwide cost of finding for a select group of companies;

          (2) Financial criteria of net income and cash flow, both of which are measured against internal objectives; and

          (3) Stock performance criteria comparing Anadarko's total stockholder return for a three-year period against the total stockholder return of a select group of peer companies for the same period.

     Each performance goal and its specific criteria are weighted based upon the relative importance of the goal as determined by the Compensation Committee.

     Under the Incentive Plan, a bonus target is established for each executive officer based upon a review of the competitive data for that position, level of responsibility and ability to impact the Company's success. These individual targets range up to 100% of base salary for the Chief Executive Officer. Actual bonus awards are based on the Company's achievement of the performance goals. Individuals may receive up to 200% of their individual bonus target if the Company significantly exceeds the specified goals and, conversely, no bonus or a reduced bonus payment if the Company does not attain predefined levels of performance.

     The Compensation Committee reviewed Anadarko's actual performance for 2000 and based on the outstanding operational, financial and stock performance of the Company and in recognition of the successful Anadarko/UPRG merger integration, approved a bonus of 200% of individual bonus target for Mr. Allison and the executive officers. The amount for Mr. Allison is reflected in the Summary Compensation Table.

STOCK PLANS

     The Company makes certain stock-based awards under the Stock Incentive Plan to align the interests of executive officers with those of stockholders. To support this alignment, Anadarko has established stock ownership guidelines for executive officers ranging from five times base salary for Vice Presidents up to ten times base salary for the Chief Executive Officer.

     The Compensation Committee annually reviews competitive market data to determine appropriate stock awards based on the executive's position and the market value of the stock. In addition, the Compensation Committee considers previous stock grants when determining grant size for executive officers. Under the Stock Incentive Plan, the Compensation Committee has made annual and multi-year grants of stock options at the fair market value of the Common Stock on the date of grant.

     In 2000, coincident with the Anadarko/UPRG merger, the Compensation Committee awarded all executive officers, including Mr. Allison, stock options. These awards are intended to be multi-year grants. The Compensation Committee believes stock options directly align the executive officers' compensation opportunity with that of shareholders since the options will only produce value through the appreciation of the stock. The number of options granted Mr. Allison is listed in the Summary Compensation Table.

SETTLEMENT AMOUNTS

     Upon the close of the merger between the Company and UPRG, all of Anadarko's executive officers were entitled to receive certain rights under the key employee change of control contracts. The Board of Directors determined that it was in the best interest of the Company and its stockholders for each executive officer to remain with the Company following the merger to ensure continuity of the current management team. As a result, the Board elected to offer each executive officer a settlement amount payable in stock in exchange for their agreement to waive any and all rights, benefits or payments to which they might otherwise have been entitled to as a result of the merger with UPRG. The amount of settlement for Mr. Allison is reported in the Summary Compensation Table.

SUMMARY

     Anadarko's compensation strategy is to provide total compensation commensurate with the achievement of specific short-term and long-term operational, financial and strategic objectives. Accordingly, Mr. Allison's total compensation for 2000 was within the top quartile of the peer companies as a result of Anadarko's excellent overall performance.

     The Compensation Committee believes the design of the Company's total executive compensation program provides executives the incentive to maximize long-term operational performance using sound financial controls and high standards of integrity. It is the Compensation Committee's belief that this focus will continue to be reflected in Anadarko's stock price and return to shareholders.

        Mr. Ronald Brown, Chairman
        Mr. James L. Bryan
        Mr. Preston M. Geren III
        Mr. John R. Gordon
        Mr. John W. Poduska, Sr.

     The following table sets forth information with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company as to whom the total annual salary and bonus for the fiscal year ended December 31, 2000 exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                        ANNUAL COMPENSATION
                                                                  --------------------------------
                                                                                            OTHER
                                                                                           ANNUAL
                                                                                           COMPEN-
                                                                   SALARY        BONUS     SATION
NAME                          PRINCIPAL POSITION           YEAR      ($)          ($)        ($)
----                          ------------------           ----   ---------    ---------   -------
Robert J. Allison,
 Jr................  Chairman and Chief Executive Officer  2000   1,125,000    2,600,000        0
                     Chairman and Chief Executive Officer  1999   1,000,000    2,000,000        0
                     Chairman, President and Chief
                      Executive                            1998   1,000,000    1,350,000(7)      0
                     Officer
John N. Seitz......  President and Chief Operating
                     Officer                               2000     639,583    1,440,000        0
                     President and Chief Operating
                      Officer                              1999     475,000      800,000        0
                     Executive Vice President,
                      Exploration                          1998     425,000      400,000        0
                     & Production
George Lindahl
 III...............  Vice Chairman                         2000     366,667(8) 1,440,000   208,559(9)
Michael E. Rose....  Executive Vice President, Finance     2000     441,667      650,000        0
                     Senior Vice President, Finance        1999     370,000      333,000        0
                     Senior Vice President, Finance        1998     370,000      207,000        0
Charles G.           Executive Vice President,
 Manley............  Administration                        2000     423,417      624,000        0
                     Senior Vice President,
                      Administration                       1999     355,000      320,000        0
                     Senior Vice President,
                      Administration                       1998     355,000      199,000        0

                            LONG-TERM COMPENSATION
                     -------------------------------------
                              AWARDS
                     ------------------------
                                  SECURITIES                    ALL
                                  UNDERLYING                   OTHER
                     RESTRICTED   OPTIONS(2)/      LTIP       COMPEN-
                      STOCK(1)      SARS(3)     PAYOUTS(4)    SATION
NAME                    ($)           (#)          ($)          ($)
----                 ----------   -----------   ----------   ---------
Robert J. Allison,
 Jr................          0      750,000             0    1,648,619(5)(6)
                             0      650,000     10,312,500     316,615
                             0            0             0      383,013
John N. Seitz......
                             0      500,000             0    5,668,216(5)(6)
                             0            0             0       98,564
                       244,219      280,000             0      132,046
George Lindahl
 III...............  6,187,500      500,000             0    6,209,500(10)
Michael E. Rose....          0      300,000             0    5,019,886(5)(6)
                             0            0             0       94,747
                             0      186,000             0      133,789
Charles G.
 Manley............          0      300,000             0    4,246,151(5)(6)
                             0            0             0       95,831
                             0      186,000             0      136,515

---------------

 (1) As of December 31, 2000, Mr. Lindahl held 125,000 restricted shares valued at $8,884,766 based on the year-end closing stock price. The restricted stock awarded to Mr. Lindahl in 2000 vests 33% per year each July 14 beginning in 2001. Dividends will be paid on unvested shares. The restricted stock awarded to Mr. Seitz in 1998 vested fully in 2000 coincident with the Anadarko/UPRG merger.

 (2) Adjusted for 2-for-1 stock split, effective July 1, 1998.

 (3) No SARs are outstanding.

 (4) Represents long-term incentive plan payout of 300,000 shares based on the average of the high and low stock price on the payment date. The performance shares were awarded to Mr. Allison in 1996 under the

Company's 1993 Stock Incentive Plan for the performance period January 1, 1996, through December 31, 1999.

 (5) Includes (a) Company contributions to the Anadarko Employee Savings Plan and Savings Restoration Plan; (b) continuing payments under the Annual Override Bonus Plan ("ORRI," this plan was discontinued after 1986) and (c) the value of Company paid split-dollar insurance. The 2000 amounts for items (a), (b) and (c) are for Mr. Allison, $187,500, $41,316 and $56,546;
     for Mr. Seitz, $86,375, $10,000 and $25,752; for Mr. Rose, $46,480, $8,298
     and $25,098 and for Mr. Manley, $44,605, $8,434 and $25,214. In addition,
     Mr. Allison's amount includes $3,191 attributable to the annual cost of term life insurance under the Estate Enhancement Option Program (the "Enhancement Program") available to Mr. Allison under a policy purchased by the Company. At the end of 1998, Anadarko entered into the Enhancement Program with Mr. Allison pursuant to which Mr. Allison relinquished $5.7 million of his existing supplemental pension benefit in exchange for a term life insurance policy. Upon the death of both Mr. and Mrs. Allison, their beneficiaries will receive the term life insurance proceeds, and Anadarko will receive cash under the policy sufficient to compensate the Company for the premium paid. The balance of the proceeds, if any, will be paid to Mr. and Mrs. Allison's designees.

 (6) Upon the close of the merger between the Company and UPRG, all of Anadarko's executive officers were entitled to receive certain rights under the key employee change of control contracts. The Board of Directors determined that it was in the best interest of the Company and its stockholders for each executive officer to remain with the Company following the merger to ensure continuity of the current management team. As a result, the Board elected to offer each executive officer a settlement amount payable in stock in exchange for their agreement to waive any and all rights, benefits or payments to which they might otherwise be entitled to as a result of the merger. Additionally, as a result of changes in the federal tax law, the Company elected to terminate the Executive Deferred Compensation Plan (the "EDCP") for all active participants prior to the effective date of the Anadarko/UPRG merger. Each Plan participant received the value of their accrued benefit plus the present value of the benefit they would have received if they had continued in the employment of the Company until age 65. The Company's total future liability under the EDCP was $20,696,505 to six active executive officers, including those identified in the Summary Compensation Table. As a result of the EDCP termination, the Company paid a total of $8,051,151 to these six individuals to fully satisfy the EDCP obligation. The amounts attributable to (a) the settlement agreement (paid in stock) and (b) the present value payment related to termination of the EDCP, including interest earned on the accrued benefit in 2000 above 120% of the applicable federal rate are for Mr. Allison, $0 and $1,360,066; for Mr. Seitz, $4,813,867 and $732,222;
     for Mr. Rose, $2,731,297 and $2,208,713 and for Mr. Manley, $2,655,150 and
     $1,512,748. In lieu of the settlement amount, the Company agreed to pay a premium of $10,000,000 to purchase additional life insurance under the Enhancement Program for Mr. Allison, which is approximately equal to the value of the settlement amount he would have received.

 (7) Includes $1,000,000 paid under the Incentive Plan for 1998 performance and a special bonus of $350,000, the payment of which is deferred until Mr. Allison's retirement from the Company.

 (8) Mr. Lindahl was formerly Chairman, President and CEO of UPRG and was hired as an executive officer of the Company in 2000 following the Anadarko/UPRG merger transaction.

 (9) Represents certain perquisites, including $199,545 for relocation payments made to or on behalf of Mr. Lindahl with respect to his relocation to Houston. None of the other four individuals listed above had total perquisites exceeding $50,000 or 10% of annual compensation in 2000.

(10) Includes 125,000 shares valued at the closing stock price on July 14, 2000, granted to Mr. Lindahl under his employment agreement as a result of the Anadarko/UPRG merger and $22,000 for Company matching contributions to the UPRG Supplemental Thrift Plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                      INDIVIDUAL GRANTS
                           ---------------------------------------                   POTENTIAL REALIZABLE VALUE
                             NUMBER OF      % OF TOTAL                                 AT ASSUMED ANNUAL RATES
                            SECURITIES     OPTIONS/SARS   EXERCISE                   OF STOCK PRICE APPRECIATION
                            UNDERLYING      GRANTED TO    OR BASE                        FOR OPTION TERM(3)
                           OPTIONS/SARS    EMPLOYEES IN   PRICE(2)   EXPIRATION   ---------------------------------
NAME                       GRANTED(#)(1)   FISCAL YEAR     ($/SH)       DATE      0%($)      5%($)        10%($)
----                       -------------   ------------   --------   ----------   -----   -----------   -----------
All Stockholders'
  Stock Appreciation.....         N/A          N/A            N/A         N/A      $0     $ 5 Billion   $12 Billion
Robert J. Allison,
  Jr. ...................     750,000          10%         $48.53     7/14/07      $0     $14,817,819   $34,531,820
John N. Seitz............     500,000           7%         $48.53     7/14/07      $0     $ 9,878,546   $23,021,213
George Lindahl III.......     500,000           7%         $48.53     7/14/07      $0     $ 9,878,546   $23,021,213
Michael E. Rose..........     300,000           4%         $48.53     7/14/07      $0     $ 5,927,128   $13,812,728
Charles G. Manley........     300,000           4%         $48.53     7/14/07      $0     $ 5,927,128   $13,812,728

---------------

(1) No SARs were granted in 2000. Stock options granted on July 14, 2000, were granted under the Company's 1999 Stock Incentive Plan. Except for the options granted to Mr. Lindahl, 50% of the options become exercisable each year on the anniversary date of the date of grant beginning on July 14, 2001. Mr. Lindahl's options vest 33.3% each year on the anniversary date of the date of grant beginning on July 14, 2001. In the event of a change of control, any outstanding options will automatically vest. The Board may also take any one or more of the following actions: (i) provide for the purchase of any outstanding awards by the Company; (ii) make adjustments to any outstanding awards; or (iii) allow for the substitution of any outstanding awards by the acquiring company's stock.

(2) The exercise price equals the fair market value of the Common Stock on the date of grant.

(3) The dollar amounts under these columns are the results of calculation at the 0% , 5% and 10% rates set by the SEC and are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatility factors.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                        NUMBER OF SECURITIES
                           SHARES                            UNDERLYING           VALUE OF UNEXERCISED IN-THE-
                          ACQUIRED                    UNEXERCISED OPTIONS/SARS       MONEY OPTIONS/SARS AT
                         ON EXERCISE      VALUE        AT FISCAL YEAR-END (#)         FISCAL YEAR-END ($)
NAME                         (#)       REALIZED ($)   EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE*
----                     -----------   ------------   -------------------------   ----------------------------
Robert J. Allison,
  Jr. .................    600,000     $25,257,318        1,610,000/750,000         $71,060,688/$18,145,313
John N. Seitz..........     60,000     $ 2,711,250          558,000/500,000         $22,801,863/$12,096,875
George Lindahl III.....    182,030     $ 7,282,513          334,705/538,675         $10,537,337/$13,462,103
Michael E. Rose........    336,000     $ 8,572,275                0/300,000         $          0/$7,258,125
Charles G. Manley......    294,000     $12,678,463          186,000/300,000         $  6,842,475/$7,258,125

---------------

* Computed based upon the difference between aggregate fair market value on December 29, 2000, ($72.725 per share) and aggregate exercise price.

                               PERFORMANCE GRAPH

     The following performance graph compares the performance of the Company's Common Stock to the S&P 500 Index and to the Dow Jones Oil -- Secondary Index for the last five years. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1995, and that all dividends were reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
        ANADARKO PETROLEUM CORP, DOW JONES OIL -- SECONDARY AND S&P 500

                                 [PERF. GRAPH]

                         FISCAL YEAR ENDED DECEMBER 31

----------------------------------------------------------------------------------------------------------------
                                       1995         1996         1997         1998         1999         2000
----------------------------------------------------------------------------------------------------------------
 Anadarko Petroleum Corporation...     100          120          113          116          129          270
 Dow Jones Oil -- Secondary.......     100          127          126           87          100          160
 S&P 500 Index....................     100          123          164          211          255          232

Assumes $100 Invested on December 31, 1995.

 *  Total Return Assumes Reinvestment of Dividends

Total Return Data Provided by S&P's Institutional Market Services and Dow Jones & Company Inc.

                               PENSION PLAN TABLE

     The Company has a defined benefit retirement plan covering all United States employees that does not require employee contributions. The Retirement Plan provides benefits based on a formula that considers length of service and final average pay. For this purpose, "pay" generally includes the amounts shown in the Salary and Bonus columns of the Summary Compensation Table. The following table reflects the estimated single life annuity payable annually at normal retirement at age 65 in specified remuneration and years-of-service classifications, based on the benefit formula in effect on December 31, 2000.

                                                     YEARS OF SERVICE
                    ----------------------------------------------------------------------------------
REMUNERATION            15                20                25                30                35
------------        ----------        ----------        ----------        ----------        ----------
 $1,000,000         $  268,000        $  357,000        $  446,000        $  536,000        $  625,000
  1,250,000            335,000           447,000           559,000           671,000           783,000
  1,500,000            403,000           429,000           537,000           644,000           751,000
  1,750,000            470,000           465,000           582,000           698,000           814,000
  2,000,000            538,000           717,000           896,000         1,076,000         1,255,000
  2,250,000            605,000           807,000         1,009,000         1,211,000         1,413,000
  2,500,000            673,000           897,000         1,121,000         1,346,000         1,570,000
  2,750,000            740,000           987,000         1,234,000         1,481,000         1,728,000
  3,000,000            808,000         1,077,000         1,346,000         1,616,000         1,885,000
  3,250,000            875,000         1,167,000         1,459,000         1,751,000         2,043,000
  3,500,000            943,000         1,257,000         1,571,000         1,886,000         2,200,000
  3,750,000          1,010,000         1,347,000         1,684,000         2,021,000         2,358,000
  4,000,000          1,078,000         1,437,000         1,796,000         2,156,000         2,515,000
  4,250,000          1,145,000         1,527,000         1,909,000         2,291,000         2,673,000
  4,500,000          1,213,000         1,617,000         2,021,000         2,246,000         2,830,000
  4,750,000          1,280,000         1,707,000         2,134,000         2,561,000         2,988,000

     Messrs. Allison, Seitz, Rose and Manley, respectively, have 27, 23, 23 and 27 years of accrued service under the Plan. Mr. Lindahl's pension is provided for under the terms of his employment agreement described below. An employee becomes vested in his benefit under the Retirement Plan at completion of five years of vesting service as defined in the Retirement Plan.

     A portion of the benefits shown in the table may be paid from the Company's supplemental retirement restoration plan, rather than from the Retirement Plan, due to limitations imposed by the Code which restrict the amount of benefits payable under tax-qualified plans.

                          TRANSACTIONS WITH MANAGEMENT

EMPLOYMENT AGREEMENT

     As a condition of the merger with UPRG in July 2000, the Company entered into a three-year employment agreement with Mr. Lindahl. The principal terms of the employment agreement with Mr. Lindahl include the following: (a) guaranteed annual cash compensation of at least $1,500,000; (b) an equity grant of 125,000 Anadarko shares of restricted stock that vests over the term of the agreement, 125,000 unrestricted Anadarko common shares, and options to acquire 500,000 Anadarko common shares at fair market value on the date of grant, which vest over the term of the agreement; (c) retirement benefits determined under the Anadarko Retirement Restoration Plan based on termination of employment at age 57 with 17 years of credited service and a minimum final average pay of $1,500,000, with such benefit offset by certain amounts payable under other retirement plans; and (d) severance and other benefits in the event of Mr. Lindahl's separation from service with Anadarko in connection with a change of control of Anadarko. As part of the agreement, Mr. Lindahl agreed not to compete with Anadarko for the shorter of one year following the date of his termination or three years following the effective date of the agreement. In addition, in the event Anadarko terminates Mr. Lindahl's employment without cause or if Mr. Lindahl resigns for good reason, Anadarko has agreed to make Mr. Lindahl whole for any excise tax imposed with respect to any payment or distribution made under the agreement.

CHANGE OF CONTROL ARRANGEMENTS

     The Company has entered into key employee change of control contracts with each of the named executive officers and with certain other key executives. These severance contracts have an initial three-year term that is automatically extended for one year upon each anniversary, unless a notice not to extend is given by the Company. If a change of control of the Company (as defined below) occurs during the term of the severance contract, then the contract becomes operative for a fixed three-year period. The severance contracts generally provide that the executive's terms and conditions of employment (including position, work location, compensation and benefits) will not be adversely changed during the three-year period after a change of control of the Company. If the Company terminates the executive's employment (other than for cause, death or disability), the executive terminates for good reason during such three-year period, or the executive terminates employment for any reason during the 30-day period following the first anniversary of the change of control, and upon certain terminations prior to a change of control or in connection with or in anticipation of a change of control, the executive is generally entitled to receive the following payment and benefits:

        (i) earned but unpaid compensation;

        (ii) up to 2.9 times the executive's base salary plus annual bonus (based on historic annual bonus);

        (iii) the Company matching contributions which would have been made had the executive continued to participate in the Anadarko Employee Savings Plan and the Savings Restoration Plan for up to an additional three years;

        (iv) the value of any investments credited to the executive under the Savings Restoration Plan; and,

        (v) the present value of the accrued retirement benefit under the Retirement Restoration Plan and the additional retirement benefits, including retiree medical, which would have been received had the executive continued service for up to an additional three years.

     In addition, the severance contract provides for a continuation of various medical, dental, disability and life insurance plans and financial counseling for a period of up to three years, outplacement services and the payment of all legal fees and expenses incurred by the executive in enforcing any right or benefit provided by the severance contract. The severance contract also provides that the executive is entitled to receive a payment in an amount sufficient to make the executive whole for any excise tax on excess parachute payments imposed under Section 4999 of the Code.

     As a condition to receipt of these severance benefits, the executive must remain in the employ of the Company and render services commensurate with his position. The executive must also agree to retain in confidence any and all confidential information known to him concerning the Company and its business so long as the information is not otherwise publicly disclosed. As of the date of the Proxy, no amounts have been paid under the severance contracts.

     In addition, pursuant to the Company's stock plans, upon a change of control of the Company (as defined below):

     - Outstanding options and stock appreciation rights that are not vested and exercisable become fully vested and exercisable.

     - The restrictions on any outstanding restricted stock lapse.

     - If any performance-based restricted stock awards are outstanding, they become fully vested and the performance goals are deemed to be earned unless otherwise provided in the participant's award agreement.

     For purposes of the severance contracts and the Company's stock plans, a change of control is generally defined as:

        (1) Any individual, entity or group acquiring beneficial ownership of 20% or more of either the outstanding shares of the Company's Common Stock or the combined voting power of the outstanding voting securities of the Company entitled to vote generally for the election of directors;

        (2) Individuals who constitute the Board on the date hereof cease to constitute a majority of the Board, provided that an individual whose election or nomination as a director is approved by a vote of at least a majority of the directors as of the date hereof will be deemed a member of the incumbent Board;

        (3) Approval by the Company's stockholders of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity, unless following the business combination:

           (a) all or substantially all of the beneficial owners of the Company's outstanding Common Stock prior to the business combination own more than 60% of the outstanding Common Stock of the corporation resulting from the business combination;

           (b) no person, entity or group owns 20% or more of the outstanding voting securities of the corporation resulting from the business combination; and,

           (c) at least a majority of the board of the corporation resulting from the business combination were members of the Company's Board prior to the business combination; or

        (4) Approval by the Company's stockholders of a complete liquidation or dissolution of the Company.

     All of the Company's executive officers were entitled to receive certain rights under the key employee change of control contracts upon the close of the merger between the Company and UPRG. The Board of Directors of the Company determined that it was in the best interest of the Company and its stockholders for each executive officer to remain with the Company after the merger. The 20 executive officers that agreed to waive any and all rights, benefits or payments to which they might otherwise have been entitled to as a result of the merger received an aggregate of $39,513,261 which was paid primarily in stock. A small portion was paid in cash in order to provide funds for taxes due as a result of the receipt of the shares. The settlement amounts received by Messrs. Seitz, Rose and Manley are detailed in the Summary Compensation Table on page 10. In lieu of a settlement payment, the Company agreed to pay a premium of $10,000,000 to purchase additional life insurance under the Enhancement Program for Mr. Allison (as reported in the Summary Compensation Table) which is approximately equal to the value of the settlement amount he was entitled to receive.

                              INDEPENDENT AUDITORS

     KPMG LLP served as the Company's independent auditors during 2000 and was appointed by the Board to serve in that capacity for 2001. Representatives of KPMG LLP will be present at the meeting to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

     It is not expected that any other matters will come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

                             STOCKHOLDER PROPOSALS

     An eligible stockholder who wants to have a qualified proposal considered for inclusion in the proxy statement for the 2002 Annual Meeting must notify the Corporate Secretary of the Company. The proposal must be received no later than November 27, 2001.

                               PROXY SOLICITATION

     The Company pays for the cost of preparing, assembling and mailing the material in connection with the solicitation of proxies. It is expected that the solicitation of proxies will be primarily by mail but solicitations may also be made personally or by telephone or telegraph by officers and other employees of the Company without additional compensation. The Company pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals. In addition, the Company has engaged Mellon Investor Services, LLC to assist in the solicitation of proxies for this Annual Meeting at an estimated fee of $5,000 plus disbursements.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ SUZANNE SUTER

                                            SUZANNE SUTER
                                            Corporate Secretary

Dated: March 26, 2001
Houston, Texas

SEE ENCLOSED PROXY CARD -- PLEASE VOTE PROMPTLY.

                                                                    ATTACHMENT A

                            AUDIT COMMITTEE CHARTER
              AS ADOPTED BY THE BOARD OF DIRECTORS APRIL 27, 2000

     The Audit Committee (Committee) is appointed by the Board of Directors (Board) to assist the Board in monitoring the (1) integrity of the financial statements of the Company, (2) compliance by the Company with legal and regulatory requirements and (3) independence and performance of the Company's internal and external auditors.

     The Committee shall be comprised of three or more directors as determined by the Board. Each Committee member shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his independent judgment as a member of the Committee and shall meet the independence requirement of the New York Stock Exchange. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise as determined in the judgment of the Board.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

     The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate, and shall make regular reports to the Board. The Committee shall meet at least annually with the Chief Financial Officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

     The Audit Committee shall:

        1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

        2. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

        3. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit including the responsibilities and staffing of the Company's internal audit department personnel who will assist in the audit.

        4. Discuss at least annually with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61.

        5. Review with management and the independent auditor any management letter provided by the auditor and the Company's response to that letter.

        6. Receive at least annually a report from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Committee, recommend that the Board take appropriate action to insure the independence of the auditor.

        7. Receive at least annually from the independent auditor confirmation of whether the auditor has issued any reports required by Section 10A of the Private Securities Litigation Reform Act of 1995. If such a report has been issued, confirm with management and the independent auditor that the appropriate notification has been made to the Securities and Exchange Commission.

        8. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies, including but not limited to the Foreign Corrupt Practices Act, and any material reports or inquiries received from regulators or governmental agencies.

        9. Review and discuss the annual audited financial statements with management and the independent auditor, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements. Based on this review and the discussion in Item 4, recommend inclusion of the financial statements in the Annual Report on Form 10-K to the Board.

        10. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

        11. Review with management and the independent auditors the Company's quarterly financial results and earnings release prior to the release of earnings or filing of Form 10-Q, whichever comes first.

        12. Evaluate together with the Board the performance of the independent auditor and recommend to the Board annually the appointment of an independent auditor, or replacement of the previously appointed independent auditor at an interim date if the Committee determines that circumstances warrant replacement, which firm is ultimately accountable to the Audit Committee and the Board.

        13. Approve the fees to be paid to the independent auditor for the annual audit.

        14. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

        15. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

        16. Review the appointment and replacement of the senior internal auditing executive.

        17. Review the activities and organizational structure of the internal auditing department and the significant reports to management prepared by the internal auditing department and management's responses.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are presented fairly in all material respects in accordance with generally accepted accounting principles in the United States of America. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's policies and procedures.

                         ANADARKO PETROLEUM CORPORATION                 PROXY

                      SOLICITED BY THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 26, 2001

The undersigned stockholder hereby appoints ROBERT J. ALLISON, JR. AND
SUZANNE SUTER, and any one of them, with power of substitution and revocation, the attorneys of the undersigned to vote all shares registered in the name of the undersigned for the election of directors (unless such authority is withheld) and on all other matters which may come before the 2001 Annual Meeting of Stockholders of Anadarko Petroleum Corporation to be held on Thursday, April 26, 2001 at 9:30 a.m. (CDT) or any adjournment thereof.





_______________________________________________________________________________
                            o FOLD AND DETACH HERE o

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.             Please mark [X]
                                         ---                       your vote
                                                                   like this

                                         WITHHELD
                                   FOR    FOR ALL         PLEASE VOTE YOUR PROXY
Item 1-ELECTION OF DIRECTORS       [ ]      [ ]

NOMINEES:

(01)  Larry Barcus
(02)  James L. Bryan
(03)  George Lindahl III
(04)  Jeff D. Sandefer

Withheld For: (Write that nominee's name in the space provided below.)

______________________________________________________________________









Signature____________________Signature______________________Date________________

Please sign as your name appears above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
               o FOLD AND DETACH HERE AND READ THE REVERSE SIDE o


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
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



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